UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Lloyds Banking Group plc

(Exact name of registrant as specified in its charter)

United Kingdom (State or other jurisdiction of incorporation or organization)	None (I.R.S. Employer Identification No.)

25 Gresham Street London EC2V 7HN United Kingdom (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

1.985% Subordinated Debt Securities due 2031	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-231902

Securities to be registered pursuant to Section 12(g) of the Act:  None.

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, the prospectus supplement dated June 7, 2021 (the “Prospectus Supplement”) to a base prospectus dated June 3, 2019 (the “Prospectus”) relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 3 through 11 of the Prospectus, and “Description of the Subordinated Notes” on pages S-18 through S-27 and “Certain U.K. and U.S. Federal Tax Consequences” on pages S-28 through S-32 of the Prospectus Supplement.

Item 2.  Exhibits

4.1	Subordinated Debt Securities Indenture between Lloyds Banking Group plc, as issuer, and The Bank of New York Mellon acting through its London branch, as trustee, dated as of November 4, 2014 (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on November 4, 2014).
4.2	Eighth Supplemental Indenture to the Subordinated Debt Securities Indenture among Lloyds Banking Group plc, as issuer, The Bank of New York Mellon, acting through its London Branch, as trustee, and The Bank of New York Mellon, acting through its Dublin Branch, as subordinated debt security registrar, dated as of June 15, 2021 (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on June 15, 2021).
4.3	Form of Global Security for the 1.985% Fixed Rate Reset Subordinated Debt Securities due 2031.
99.1	Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 ASR (File No. 333-231902) and Rule 424(b) filed with the Commission on June 3, 2019 and June 7, 2021, respectively).

SIGNATURE

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereto duly authorized.

Lloyds Banking Group plc

/s/ Claire Elizabeth Padley

Name: Claire Elizabeth Padley

Title: Head of Capital, Holding Company, and Resolution

Date: June 16, 2021